EXHIBIT 99.1
Xoft, Inc.
Financial Statements
For the Years Ended December 31, 2008 and 2009 and Nine Month Periods Ended September 30, 2009 and 2010 (Unaudited)

Xoft, Inc.
Index

Page(s)
Report of Independent Auditors	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit	4

Statements of Cash Flows	5

Notes to Financial Statements	6 – 34

PricewaterhouseCoopers LLP
Ten Almaden Blvd.
Suite 1600
San Jose CA 95113
Telephone (408) 817 3700
Facsimile (408) 817 5050
Report of Independent Auditors
To the Board of Directors and Stockholders
of Xoft, Inc.
In our opinion, the accompanying balance sheets and the related statements of operations, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Xoft, Inc. at December 31, 2008 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ PricewaterhouseCoopers LLP
San Jose, California
October 22, 2010

Xoft, Inc.
Balance Sheets
(in thousands, except share and per share data)

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Assets
Current assets
Cash and cash equivalents	$8,928	$6,530	$88
Investments	8,527	—	—
Accounts receivable, net of allowances of $38 in 2008, $78 in 2009 and $43 in 2010 (unaudited)	3,449	2,430	1,116
Inventories, net	2,065	3,165	2,919
Prepaid and other	1,066	964	1,054

Total current assets	24,035	13,089	5,177

Property and equipment, net	3,602	3,187	2,552
Intangibles, net	2,109	1,865	1,681
Other assets	972	895	732

Total assets	$30,718	$19,036	$10,142

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$1,340	$1,472	$1,229
Accrued liabilities	2,545	2,481	3,628
Deferred revenue, net	1,983	3,127	2,960
Borrowings, net	—	16,926	17,964

Total current liabilities	5,868	24,006	25,781

Borrowings, net of current portion	9,746	—	—
Deferred revenue, net of current portion	808	1,169	877
Other liabilities	1,627	1,345	1,332

Total liabilities	18,049	26,520	27,990

Commitments and contingencies (Note 8)

Redeemable convertible preferred stock:
Redeemable convertible preferred stock, $0.001 par value:
Authorized: 41,430,250, 42,130,250 and 42,130,250 shares at December 31, 2008, 2009 and September 30, 2010 (unaudited), respectively
Issued and outstanding: 40,452,779, 34,136,835 and 34,136,835 shares at December 31, 2008, 2009 and September 30, 2010 (unaudited), respectively (Aggregate liquidation value of: $101,900 at December 31, 2009 and September 30, 2010 (unaudited))	120,452	99,620	99,620

Stockholders’ deficit
Common stock, $0.001 par value:
Authorized: 55,000,000, 55,700,000 and 55,700,000 shares at December 31, 2008, 2009 and September 30, 2010 (unaudited), respectively
Issued and outstanding: 1,852,980, 8,243,045 and 8,267,293 shares at December 31, 2008, 2009 and September 30, 2010 (unaudited), respectively	2	8	8
Additional paid-in capital	2,339	23,430	23,555
Accumulated other comprehensive income	24	—	—
Accumulated deficit	(110,148)	(130,542)	(141,031)

Total stockholders’ deficit	(107,783)	(107,104)	(117,468)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$30,718	$19,036	$10,142

The accompanying notes are an integral part of these financial statements.

Xoft, Inc.
Statements of Operations
(in thousands)

	Year Ended December 31,		Nine Months Ended September 30,
	2008	2009	2009	2010
			(unaudited)
Net revenues
Products	$5,897	$5,544	$4,186	$3,739
Service and other	45	363	189	$504

Total net revenues	5,942	5,907	4,375	4,243
Cost of revenues
Products	10,627	8,160	6,444	4,583
Service and other	1,004	940	726	525

Total cost of revenues	11,631	9,100	7,170	5,108

Gross loss	(5,689)	(3,193)	(2,795)	(865)

Operating expenses
Research and development	6,730	4,204	3,471	2,196
Sales, general and administrative	15,317	11,275	8,987	5,796

Total operating expenses	22,047	15,479	12,458	7,992

Loss from operations	(27,736)	(18,672)	(15,253)	(8,857)
Interest income	430	93	82	7
Interest expense	(931)	(1,895)	(1,308)	(1,685)
Other income (expense), net	674	80	97	46

Net loss	$(27,563)	$(20,394)	$(16,382)	$(10,489)

The accompanying notes are an integral part of these financial statements.

Xoft, Inc.
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share and per share data)

						Accumulated
	Redeemable Convertible				Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balances at January 1, 2008	32,967,750	$95,603	1,417,561	$1	$1,956	$26	$(82,585)	$(80,602)
Net loss	—	—	—	—	—	—	(27,563)	(27,563)
Net change in unrealized gain (loss) from investments	—	—	—	—	—	(2)	—	(2)

Comprehensive net loss								(27,565)

Issuance of Series E redeemable convertible preferred stock at $3.34 per share for cash, net of issuance costs of $151	7,485,029	24,849
Exercise of stock options for common stock for cash	—	—	435,419	1	118	—	—	119
Stock-based compensation	—	—	—	—	265	—	—	265

Balances at December 31, 2008	40,452,779	120,452	1,852,980	2	2,339	24	(110,148)	(107,783)
Net loss	—	—	—	—	—	—	(20,394)	(20,394)
Net change in unrealized gain (loss) from investments	—	—	—	—	—	(24)	—	(24)

Comprehensive net loss								(20,418)

Conversion of redeemable convertible preferred stock to common stock in connection with convertible notes financing	(40,452,779)	(120,452)	40,452,779	40	120,412	—	—	120,452
Exchange of common stock for redeemable convertible preferred stock in connection with convertible notes financing	34,136,835	99,620	(34,136,835)	(34)	(99,586)	—	—	(99,620)
Exercise of stock options for common stock for cash	—	—	74,121	—	22	—	—	22
Stock-based compensation	—	—	—	—	243	—	—	243

Balances at December 31, 2009	34,136,835	99,620	8,243,045	8	23,430	—	(130,542)	(107,104)
Net loss (unaudited)	—	—	—	—	—	—	(10,489)	(10,489)

Comprehensive net loss (unaudited)								(10,489)

Exercise of stock options for common stock for cash (unaudited)	—	—	24,248	—	6	—	—	6
Stock-based compensation (unaudited)	—	—	—	—	119	—	—	119

Balances at September 30, 2010 (unaudited)	34,136,835	$99,620	8,267,293	$8	$23,555	$—	$(141,031)	$(117,468)

The accompanying notes are an integral part of these financial statements.

Xoft, Inc.
Statements of Cash Flows
(in thousands)

	Year Ended December 31,		Nine Months Ended September 30,
	2008	2009	2009	2010
			(unaudited)
Cash flows from operating activities
Net loss	$(27,563)	$(20,394)	$(16,382)	$(10,489)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,121	1,337	1,018	830
Amortization of debt issuance costs and debt discount	190	395	280	352
Stock-based compensation	265	243	212	119
Change in redeemable convertible preferred stock warrant liability	(680)	(65)	(55)	(13)
Provision for doubtful accounts	38	40	18	(35)
Provision for excess and obsolete inventories	575	(91)	(82)	95
Realized (gain) loss on investments	(194)	3	3	—
Loss on disposal of property and equipment	61	25	4	—
Changes in assets and liabilities
Accounts receivable	(3,487)	979	2,471	1,349
Inventories	(1,710)	(1,009)	(722)	151
Prepaid and other	(744)	102	(25)	(238)
Other assets	(573)	(111)	(79)	163
Accounts payable	(236)	123	(450)	(260)
Accrued liabilities	(60)	(64)	(685)	1,147
Deferred revenue	2,588	1,505	240	(459)
Other liabilities	(93)	(276)	(30)	(3)
Net cash used in operating activities	(30,502)	(17,258)	(14,264)	(7,291)
Cash flows from investing activities
Proceeds from sale (maturity) of marketable securities	21,524	8,500	8,500	—
Purchase of marketable securities	(20,825)	—	—	—
Purchase of property and equipment	(2,029)	(694)	(607)	(52)
Proceeds from sale of property and equipment	53	—	—	—
Restricted deposits	55	(40)	(40)	—
Net cash provided by (used in) investing activities	(1,222)	7,766	7,853	(52)
Cash flows from financing activities
Proceeds from issuance of common stock	119	22	20	6
Proceeds from issuance of redeemable convertible preferred stock, net	24,849	—	—	—
Proceeds from borrowings, net of issuance costs	9,900	17,129	17,129	1,941
Repayment of borrowings	—	(10,057)	(9,057)	(1,046)
Net cash provided by financing activities	34,868	7,094	8,092	901
Net increase (decrease) in cash and cash equivalents	3,144	(2,398)	1,681	(6,442)
Cash and cash equivalents, beginning of period	5,784	8,928	8,928	6,530
Cash and cash equivalents, end of period	$8,928	$6,530	$10,609	$88
Supplemental cash flow information
Cash paid for interest	$607	$623	$574	$20
Noncash for investing and financing activities
Issuance of warrants in conjunction with borrowings	603	57	57	5
Accounts payable for purchases of property and equipment	114	9	3	17
Conversion of redeemable convertible preferred stock to common stock in connection with convertible notes financing	—	120,452	120,452	—
Exchange of common stock for redeemable convertible preferred stock in connection with convertible notes financing	—	(99,620)	(99,620)	—
The accompanying notes are an integral part of these financial statements.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
1.	Formation and Business of the Company
Xoft, Inc. (the “Company”) develops, manufactures and markets a micro-miniature x-ray system for radiation treatment. The Company was incorporated in the state of Minnesota on October 13, 1998 and re-incorporated in Delaware in May 2000. The Company received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) to market its breast brachytherapy products in December 2005, endometrial products in May 2008, and skin/surface applicator products in February 2009.
From inception through December 31, 2009 and through the nine month period ended September 30, 2010, the Company has incurred recurring losses totaling approximately $130,542 and $141,031 (unaudited), respectively, and has been unable to generate positive cash flow from operations. The Company has been able to fund its operating losses to date primarily through the sale of equity securities and debt financing. The Company expects such losses to continue into the foreseeable future as it continues to develop and commercialize its technologies. The Company also faces significant short-term uncertainty related to current economic and capital market conditions and the related impact of those conditions on the capital equipment market. The Company has completed five rounds of private equity financing including, the completion of Series E preferred stock offering of approximately $25,000 during June 2008. If the available cash, cash equivalents and investment balances are insufficient to satisfy future liquidity requirements, the Company may need to sell additional preferred stock or debt securities, and the Company may require additional capital beyond currently forecasted amounts. Such additional financing may not be available on a timely basis on terms acceptable to the Company, or at all. If adequate funds are not available, the Company may be required to reduce the scope of, delay or eliminate some or all of its planned research, development and commercialization activities or to license to third parties the rights to commercialize products or technologies that the Company would otherwise seek to commercialize. The Company might also have to reduce marketing, customer support or other resources devoted to its products. Any of these factors could harm its financial condition. Failure to manage discretionary spending or raise additional capital as required may adversely impact the Company’s ability to achieve its intended business objectives.
Going Concern
These financial statements are prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities in the normal course of business. The Company has incurred net operating losses and negative cash flows from operations during every year since inception and currently does not have financing sufficient for continued operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In order to continue its operations, the Company must achieve profitable operations and/or obtain sufficient additional financing. There can be no assurance, however, that the Company can achieve profitability or that such a financing will be successfully completed on terms acceptable to the Company. Management is currently considering financing alternatives. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. On December 30, 2010, the Company was acquired (Note 15).

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
2.	Summary of Significant Accounting Policies
Basis of Presentation and Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include the valuation of intangible assets, allowance for doubtful accounts, preferred stock warrant liability, deferred tax assets and the value of the Company’s stock. Actual results could differ from those estimates.
On July 1, 2009, the Financial Accounting Standards Board (“FASB”) released the authoritative version of its new Accounting Standards Codification (“ASC”) as the single source for GAAP, replacing all previous GAAP accounting standards. As the Codification did not substantively change GAAP, but rather changed the way guidance is organized and presented, it did not have any effect on the Company’s financial statements other than how the Company discloses some of its accounting policies.
Unaudited Interim Financial Statements
The accompanying interim balance sheet as of September 30, 2010, the statements of operations and cash flows for the nine month periods ended September 30, 2009 and 2010, and the statement of redeemable convertible preferred stock and stockholders’ deficit for the nine month period ended September 30, 2010 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position at September 30, 2010 and the Company’s results of operations and cash flows for the nine month periods ended September 30, 2009 and 2010. Results for the nine month period ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.
Fair Value of Financial Instruments
Carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, prepaid and other, accounts payable and accrued liabilities approximate fair value due to their relatively short maturities. Based upon the borrowing terms and conditions currently available to the Company, the carrying value of the borrowings approximate fair value. The carrying value of the Company’s redeemable convertible preferred stock warrant liability (Note 4) represents the estimated fair value of such warrants and is included in Other liabilities.
Cash, Cash Equivalents and Investments
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
All of the Company’s investments are classified as available-for-sale and stated at fair value. The Company’s policy is to record debt securities as available-for-sale because the sale of such securities may be required before maturity. Realized gains and losses and interest and dividends on available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Restricted Deposits
At December 31, 2008, 2009 and September 30, 2010, deposits of $510, $550 and $550 (unaudited), respectively, were restricted from withdrawal and held by a bank in the form of a certificate of deposit. The restricted deposits are included in other assets. The restriction relates mainly to the Company’s facility leases.
Accounts Receivable Allowances
The Company estimates allowances for doubtful accounts. Specifically, the Company makes estimates on the collectability of customer accounts receivable based primarily on an analysis of its collection experience and changes in customers’ financial condition as the Company develops its historical trends. The Company uses its judgment, based on the best available facts and circumstances, and records an allowance against amounts due to reduce the receivable to the amount that is expected to be collected. These allowances are reevaluated and adjusted as additional information is received that impacts the amount reserved.
Inventories
Inventories consist of raw materials, work-in-process in various stages of completion and finished goods. Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates actual cost on a first-in, first-out basis. The Company records reserves, when necessary, to reduce the carrying value of excess or obsolete inventories to their net realizable value based on an analysis of inventory levels and future demand forecasts. Additional provisions are charged to cost of revenues.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. The Company accounts for internal use software development costs in accordance with the provisions of accounting for the costs of computer software developed or obtained for internal use. Capitalized computer software costs consist of purchased software licenses and implementation and consulting costs for certain projects that qualify for capitalization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally one to seven years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the lease. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is reflected in operating expenses in the period realized.
Intangible Assets
Intangible assets, which consist of a purchased patent license and noncompete covenant (Note 6), are amortized on a straight line basis over a ten year period.
Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset. The Company has not identified any such impairment losses to date.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Revenue Recognition
The Company’s product revenues are derived from system and related consumables sales. Service and other revenues consists mainly of service contract sales. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the price is fixed or determinable and collectability is reasonably assured. The Company recognizes its revenues net of any value added or sales tax and net of sales discounts. In instances where revenue is derived from sales of third-party vendor services, revenue is recorded at gross when the Company is a principal to the transaction and net of costs when the Company is acting as an agent between the customer and the vendor. Several factors are considered to determine whether the Company is an agent or principal, most notably whether the Company is the primary obligator to the customer, has established its own pricing, and has inventory and credit risks.
Provided all other criteria for revenue recognition have been met, the Company generally recognizes system revenue for system sales directly to end customers when delivery and acceptance occurs, defined as “upon receipt by the Company of a form executed by the customer acknowledging delivery and acceptance,” and system revenue through distributors upon transfer of title and risk of loss, which is generally at the time of shipment. Consumables revenue consists of sales of the Company’s x-ray source, applicators, and accessories and is recognized when the product has been shipped, risk of loss and title has passed to the customer and collection of the resulting receivable is reasonably assured. Service contract revenue is recognized ratably over the term of the service period. Revenue related to services performed on a time-and-materials basis is recognized when it is earned and billable.
For an arrangement with multiple deliverables, the Company recognizes system revenue by allocating revenues among the different elements. The Company determined that its multiple-element arrangements are generally comprised of system sales and service contracts, elements that would qualify as separate units of accounting since the delivered item has value to a customer on a stand-alone basis, objective and reliable evidence of fair value exists for undelivered items, and arrangements do not contain a right of return relative to the delivered item. The Company determines fair value based on the price of the undelivered element when it is sold separately. The Company uses the residual method to allocate the arrangement consideration when it does not have fair value of the system sale.
The Company’s system contracts do not allow rights of return and distributors do not have price protection rights or rights of return. The Company assesses the probability of collection based on a number of factors, including the customer’s past transaction history and credit-worthiness. The Company generally does not request collateral from its customers. If the Company determines that collection is not probable, the Company will defer the revenue and recognize the revenue upon receipt of cash.
Deferred Revenue and Deferred Cost of Revenue
Deferred revenue consists of deferred product revenue and deferred service revenue. Deferred product revenue arises from timing differences between the shipment of product and satisfaction of all revenue recognition criteria consistent with the Company’s revenue recognition policy. Deferred service revenue results from the advance payment for services to be delivered over a period of time, usually one year. Service revenue is recognized ratably over the service period. Deferred cost of revenue consists of the direct costs associated with the manufacturing of units and direct service costs for which the revenue has been deferred in accordance with the Company’s revenue recognition policies. Deferred revenue, and associated deferred cost of revenue, expected to be realized within one year are classified as current liabilities and current assets, respectively.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Shipping and Handling of Products
Amounts billed to customers for shipping and handling of products is included in net revenues. Costs incurred related to shipping and handling of products are included in cost of revenues.
Research and Development
Research and development costs are charged to operations as incurred. Included in these costs are expenditures associated with developing and acquiring intellectual property, regulatory compliance, and clinical research.
Software Development Costs
Costs for the development of new software products and substantial enhancements to existing software products are expensed to research and development as incurred until technological feasibility has been established, at which time any additional costs are capitalized. Material software development costs are capitalized once technological feasibility has been reached and capitalization ceases when the product is ready for release. The capitalized costs are then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenue, whichever is greater. The Company has capitalized $407, $472 and $472 (unaudited) for development of software to be sold as of December 31, 2008, 2009 and September 30, 2010, respectively. Amortization has not commenced as the product is not yet available for general release to customers.
Advertising Costs
Advertising costs, included in sales, general, and administrative expenses, are expensed as incurred. Advertising costs were approximately $128, $15, $12 (unaudited) and $10 (unaudited) for the years ended December 31, 2008, 2009 and for the nine month periods ended September 30, 2009 and 2010, respectively.
Income Taxes
The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.
On January 1, 2009, the Company adopted the updated provisions of Accounting for Uncertainty in Income Taxes which prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. The cumulative effect of adopting the provisions resulted in no adjustment to retained earnings as of January 1, 2009. No liability related to uncertain tax positions has been recorded on the financial statements. The Company records penalties and interest expense related to income taxes as a component of Other income (expense),net and Interest expense, respectively, as necessary. As of December 31, 2009 and September 30, 2010 (unaudited), no such penalties or interest were incurred.
Comprehensive Income
Comprehensive income (loss) generally represents all changes in stockholders’ deficit except those resulting from investments or contributions by stockholders. The Company’s unrealized gain (loss) on its available-for-sale securities represents the only component of comprehensive income (loss) that is excluded from the Company’s net loss and has been presented in the statements of redeemable convertible preferred stock and stockholders’ deficit.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Stock-Based Compensation
The Company maintains an equity incentive plan under which incentive and nonqualified stock options are granted primarily to employees and nonemployee consultants.
The Company accounts for equity instruments issued to employees by recognizing compensation expense using a fair-value based method for costs related to all share-based payments including stock options. The Company uses the Black-Scholes option-pricing model to estimate the fair value of share-based payment awards on the date of grant. All option grants issued and valued after January 1, 2006 are being expensed on a straight-line basis over the service period.
The Company accounts for stock-based compensation arrangements with nonemployees by recording the expense of such services based on the estimated fair value of the equity instrument using the Black-Scholes pricing model. The fair value of the equity instrument is adjusted each period and expensed over the term of the service agreement.
Recent Accounting Pronouncements
In October 2009, the FASB issued authoritative guidance regarding revenue arrangements with multiple deliverables. Under this new guidance, multiple-deliverable arrangements will be separated in more circumstances than under existing GAAP. This guidance also established a hierarchy for determining the selling price of a deliverable, using vendor specific objective evidence (“VSOE”) if available, third party evidence if VSOE is not available or estimated selling price if neither VSOE nor third party evidence is available. Additionally, the residual method of revenue recognition currently being used by the Company will no longer be permissible. The guidance is effective for the Company on January 1, 2011. Early adoption is permitted. The Company is currently evaluating the impact this guidance will have on its financial statements.
In October 2009, the FASB issued authoritative guidance regarding the applicability of software revenue guidance to certain arrangements that include software elements, changing the accounting model for such arrangements so that they are no longer under the scope of the software revenue guidance. The guidance is effective for the Company on January 1, 2011. Early adoption is permitted. The Company is currently evaluating the impact this guidance will have on its financial statements.
In January 2010, the FASB issued authoritative guidance on improving fair value measurement disclosures. This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and requires disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for the Company on January 1, 2010, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the rollforward activity of Level 3 fair value measurements. Those disclosure requirements are effective for the Company on January 1, 2011. The Company is currently evaluating the impact this guidance will have on its financial statements.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
3.	Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, short-term investments, accounts receivable, accounts payable, and accrued liabilities. Substantially all the Company’s cash and cash equivalents are held by two financial institutions that management believes are of high credit quality. Such deposits may, at times, exceed federally insured limits. The Company has not experienced any losses on its deposits of cash, cash equivalents, short-term investments, accounts receivable, accounts payable, or accrued liabilities.
The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. No customer accounted for more than 10% of total revenues for the years ended December 31, 2008, 2009 and for the nine month period ended September 30, 2010 (unaudited). The Company had one customer who accounted for 12% of total revenues for the nine month period ended September 30, 2009 (unaudited). No customer accounted for more than 10% of total accounts receivable at December 31, 2008. The Company had four customers who constituted 21%, 18%, 15%, and 14% of total accounts receivable at December 31, 2009. The Company had one customer who constituted 26% of total accounts receivable at September 30, 2010 (unaudited).
The Company is a developer and manufacturer of medical devices. As such, it is regulated by the FDA. If the Company fails to obtain and maintain necessary FDA clearances or approval for its products, if clearances for future products and indications are delayed, not issued or rescinded or if there are federal or state level regulatory changes, its commercial operations would be harmed.
The Company depends on outside suppliers for two key components of its system. Should either of these two suppliers cease to provide product to the Company, for any reason, its commercial operations would be impaired.
The medical device industry is characterized by frequent and extensive litigation and administrative proceedings over patent and other intellectual property rights. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often difficult to predict, and the outcome may be uncertain until the court has entered final judgment and all appeals are exhausted. The Company’s competitors may assert that its products or the use of the Company’s products are covered by the United States or foreign patents held by them.
4.	Fair Value Measurements
The Company measures the fair value of its cash equivalents and marketable securities as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses the GAAP fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:
•	Level 1 Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
•	Level 2 Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
•	Level 3 Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The Company’s cash equivalents and short-term investments are classified within Level 1 or Level 2 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. No cash equivalents or marketable investments are classified within Level 3. The Company’s preferred stock warrant liability is classified within Level 3 of the fair value hierarchy. Valuation of the preferred stock warrant liability is discussed in Note 12.
As of December 31, 2008, 2009 and September 30, 2010, assets and liabilities measured at fair value on a recurring basis consist of the following:

		Fair Value Measurements Using
December 31, 2008	Total	Level 1	Level 2	Level 3

Assets
Money market fund (1)	$8,505	$8,505	$—	$—
Corporate bonds	2,000	—	2,000	—
Government and agency bonds	6,527	—	6,527	—

Total assets	$17,032	$8,505	$8,527	$—

Liabilities
Redeemable convertible preferred stock warrant liability (2)	$115	$—	$—	$115

Total liabilities	$115	$—	$—	$115

		Fair Value Measurements Using
December 31, 2009	Total	Level 1	Level 2	Level 3

Assets
Money market fund (1)	$6,322	$6,322	$—	$—

Total assets	$6,322	$6,322	$—	$—

Liabilities
Redeemable convertible preferred stock warrant liability (2)	$50	$—	$—	$50

Total liabilities	$50	$—	$—	$50

		Fair Value Measurements Using
September 30, 2010 (unaudited)	Total	Level 1	Level 2	Level 3

Liabilities
Redeemable convertible preferred stock warrant liability (2)	$37	$—	$—	$37

Total liabilities	$37	$—	$—	$37

The changes in the fair value of the warrant liability during the years ended December 31, 2008 and 2009 and the nine month periods ended September 30, 2009 and 2010 were as follows:

	December 31,		September 30,
	2008	2009	2009	2010
			(unaudited)

Fair value — beginning of period	$192	$115	$115	$50
Issuance of warrants in conjunction with borrowings	603	57	57	5
Change in fair value recorded in other income (expense), net	(680)	(122)	(112)	(18)

Fair value — end of period	$115	$50	$60	$37

(1)	Amounts are classified as part of Cash and cash equivalents on the balance sheet

(2)	Amounts are classified as part of Other liabilities on the balance sheet

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
5.	Cash, Cash Equivalents and Short-Term Investments
Cash, cash equivalents and short-term investments consist of the following:

	Cost	Unrealized	Fair
	Basis	Gains	Value

December 31, 2008
Cash	$423	$—	$423
Cash equivalents — money markets	8,505	—	8,505

Total cash and cash equivalents	$8,928	$—	$8,928

Corporate bonds	$1,996	$4	$2,000
Government and agency bonds	6,507	20	6,527

Total short-term investments	$8,503	$24	$8,527

December 31, 2009
Cash	$208	$—	$208
Cash equivalents — money markets	6,322	—	6,322

Total cash and cash equivalents	$6,530	$—	$6,530

September 30, 2010 (unaudited)
Cash	$88	$—	$88

Total cash and cash equivalents	$88	$—	$88

6.	Balance Sheet Components
Inventories, Net

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Raw materials	$1,063	$1,282	$1,664
Work-in-process	123	281	410
Finished goods	879	1,602	845

	$2,065	$3,165	$2,919

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Property and Equipment, Net

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Machinery and laboratory equipment	$2,622	$2,620	$2,639
Leasehold improvements	887	932	932
Molds, tooling and loaner inventory	459	684	403
Computers	565	566	566
Purchased software	402	513	513
Furniture and office equipment	137	143	143

	5,072	5,458	5,196
Less: Accumulated depreciation and amortization	(2,028)	(3,041)	(3,454)
Add: Construction-in-progress	558	770	810

	$3,602	$3,187	$2,552

Depreciation and amortization expense for the years ended December 31, 2008, 2009 and the nine month periods ended September 30, 2009 and 2010 was $877, $1,093, $835 (unaudited) and $647 (unaudited), respectively.
Intangible Assets, Net

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Gross carrying amount	$2,445	$2,445	$2,445
Less: Accumulated amortization	(336)	(580)	(764)

	$2,109	$1,865	$1,681

Intangible assets as of December 31, 2009 and September 30, 2010 (unaudited) are comprised of a patent license and noncompete covenant obtained as a result of the settlement of a patent litigation with Hologic, Inc. (“Hologic”), formerly Cytyc Corporation, in August 2007 (Note 8) and has an expected useful life of ten years from the date of settlement. Amortization expense for the Company’s intangible assets was approximately $244 in each of the years ended December 31, 2008 and 2009 and $183 (unaudited) in each of the nine month periods ended September 30, 2009 and 2010. Based upon the intangible asset balances held at December 31, 2009, the Company expects to recognize amortization expense of $244 in each of the years from 2010 to 2016 and $157 in 2017.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Accrued Liabilities

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Payroll and related expenses	$1,278	$678	$574
Unbilled accounts payable	134	105	114
Interest expense	—	840	2,075
Settlement costs	659	481	463
Professional fees	257	94	87
Other	217	283	315

	$2,545	$2,481	$3,628

7.	Borrowings
As of December 31, 2008, 2009 and September 30, 2010, the Company’s borrowings under the loan and security agreement and convertible note and warrant purchase agreements were as follows:

	Outstanding	Unamortized	Borrowings, net
December 31, 2008	Principal Balance	Debt Discount	of current portion

Loan and security agreement	$10,000	$(254)	$9,746

	$10,000	$(254)	$9,746

	Outstanding	Unamortized
December 31, 2009	Principal Balance	Debt Discount	Borrowings, net

Loan and security agreement	$1,046	$(125)	$921
Convertible note and warrant purchase agreements	16,026	(21)	16,005

	$17,072	$(146)	$16,926

	Outstanding	Unamortized
September 30, 2010 (unaudited)	Principal Balance	Debt Discount	Borrowings, net

Convertible note and warrant purchase agreements	$17,968	$(4)	$17,964

	$17,968	$(4)	$17,964

Loan and Security Agreement
In May 2008, the Company entered into a loan and security agreement with Horizon Technology Funding Company V LLC (“Horizon”), Compass Horizon Funding Company LLC (“Compass”) and CIT Healthcare LLC (“CIT”) that provides for aggregate borrowings of up to $15,000 under a revenue-based formula and a nonformula based revolving line of credit with a minimum balance requirement equal to the lesser of (a) $4,000 and (b) the sum of the formula and nonformula based credit availability. The agreement allows for interest-only payments until the termination of the financing commitment in November 2010, at which time the remaining principal balance is due and payable in full. The loan amounts are collateralized by a security interest in all of the Company’s assets, excluding intellectual property, and are subject to certain covenants which, if not met, could constitute an event of default. These covenants include maintaining the permitted indebtedness, the nonoccurrence of a material adverse change in the perfection or priority of the lenders’ lien in the collateral or in the value of the collateral and fulfilling certain reporting requirements. The Company paid a commitment fee of $100, which is being amortized as interest expense over the life of the line of credit. In connection with the agreement, the Company issued warrants to Horizon, Compass and CIT (Note 12).

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The Company’s formula availability under the line of credit is calculated based on the Company’s trailing three months revenue as defined in the loan and security agreement and is a maximum of $15,000 if the trailing three months revenue exceeds $7,000. The availability is reduced by $2,000 for every $1,000 reduction in trailing three months revenue until the minimum three months trailing revenue threshold of $2,000 is reached. Through December 31, 2008, the maximum nonformula commitment is $8,000. Beginning with the first fiscal quarter after January 1, 2009 through the maturity date, the nonformula commitment is the product of (i) $8,000 and (ii) the ratio of the Company’s 2008 revenues to $20,000 provided that the commitment is reduced by $1,000 for each fiscal quarter where revenues are less than $5,000. Each month until maturity, the Company may borrow additional formula-based principal provided that the aggregate borrowing is not less than the lesser of (i) the formula availability less the aggregate outstanding balance of formula advances and (ii) $500. Each month until maturity, the Company may borrow nonformula based principal provided that the aggregate borrowing is not less than the lesser of (i) the nonformula credit availability and (ii) $500. Each month until maturity, the Company must repay principal equal to the amount by which the aggregate outstanding formula-based principal balance exceeds the formula credit availability or the nonformula based principal exceeds the nonformula credit availability provided that the aggregate payments is not less than the lesser of (i) the aggregate outstanding principal balance of the formula advances or nonformula advances, as applicable and (ii) $500.
In May 2008, the Company borrowed an initial $8,000 under the agreement and an additional $2,000 in September 2008. In January 2009 and February 2009, the Company drew down an additional $603 and $500, respectively. During April 2009, the Company repaid an aggregate of $8,057 of the loan, an additional $1,000 in August 2009, and $1,000 in October 2009. Outstanding principal formula-based balances accrue interest at a calculated per annum rate and is equal to the lesser of (i) 12.75% and (ii) the greater of (a) 10.25% or (b) the Wall Street Journal’s published prime rate plus 3.25%. Outstanding principal nonformula based balances accrue interest at a calculated per annum rate and is equal to the lesser of (i) 13.75% and (ii) the greater of (a) 11.25% or (b) the Wall Street Journal’s published prime rate plus 4.25%.
As of December 31, 2009, the Company’s gross outstanding principal balance under the loan and security agreement was $921 (reported net of unamortized debt discount of $125) and bore a nonformula based interest rate of 11.25%.
In January 2010, the Company repaid an additional $1,000 of the loan and security agreement. The remaining $46 balance was repaid in April 2010. The Company terminated the loan and security agreement in June 2010.
Convertible Note and Warrant Purchase Agreement
In June 2009, the Company entered into a convertible note and warrant purchase agreement that provided for the issuance of convertible promissory notes, with an aggregate principal amount of up to $17,500, with certain holders of the Company’s redeemable convertible preferred stock.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Immediately prior to the convertible note and warrant offering, in order to induce redeemable convertible preferred shareholders to purchase the convertible promissory notes, all redeemable convertible preferred shares were automatically converted to common shares upon approval by the holders of at least 60% of the redeemable convertible preferred shares then outstanding. The common shares owned by each redeemable convertible preferred shareholder who participated in the convertible note and warrant purchase were converted back to redeemable convertible preferred shares on a one-for-one basis. Each series of redeemable convertible preferred shares held after the convertible note and warrant purchase was determined based upon the number of shares of each Series A, B, B-1, C, D, and E redeemable convertible preferred shares held prior to the common stock conversion multiplied by the convertible note investment percentage of each redeemable convertible preferred shareholder. The total net redeemable convertible preferred shares converted to common shares was 6,315,944 as follows (Note 10):

	Redeemable Convertble	Common Shares	Net Redeemable Convertble
	Preferred Shares	Exchanged for	Preferred Shares
	Converted to	Redeemable Convertible	Converted to
Series	Common Shares	Preferred Shares	Common Shares

A	433,861	225,791	208,070
B	10,166,335	7,055,854	3,110,481
B-1	1,388,887	1,388,097	790
C	10,614,598	8,780,267	1,834,331
D	10,364,069	9,505,602	858,467
E	7,485,029	7,181,224	303,805

	40,452,779	34,136,835	6,315,944

The convertible promissory notes bear interest at a rate of 10% per annum. The principal and the accrued interest thereon shall be repaid upon the earlier of: (i) June 2010 or extended upon approval by the holders of at least 60% of the redeemable convertible preferred shares, (ii) a sale of all or substantially all of the assets of the Company or an exclusive license of all or substantially all of the assets of the Company, (iii) a merger, reorganization or consolidation of the Company in which the stockholders of the Company fail to possess at least 50% of the voting power of the surviving entity immediately follow such transaction, (iv) upon an intial public offering of at least $25,000, or (v) upon an event of default defined as a failure to pay the convertible note principal and accrued interest when due or any other senior indebtedness or upon bankruptcy.
In June 2010, the holders of at least 60% of the redeemable convertible preferred shares elected to extend the maturity date of the convertible promissory notes originally expiring in June 2010. The principal and accrued interest thereon shall now be due and payable in October 2010 or extended or converted in accordance with the terms of the agreement (Note 15).
In the event of an asset sale, change of control, or initial public offering of the Company’s common stock that results in net proceeds of at least $25,000 at a pre-money valuation of at least $100,000, the outstanding principal amount of the notes plus all accrued and unpaid interest that has not been converted in a qualified or non-qualified equity financing as defined below, shall be due and payable immediately prior to the closing of such asset sale, change of control, or initial public offering, together with a premium equal to 300% of the outstanding principal amount to be prepaid.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
In the event the Company sells shares of equity securities prior to the repayment in full of all amounts owing under the convertible note and warrant purchase agreement in a qualified equity financing that (i) provides gross proceeds to the Company of at least $15,000 in the aggregate (excluding conversion of the convertible notes), (ii) the price of which is negotiated by an investor whose business is primarily the purchase and sale of securities who is not a shareholder of the Company on the date of the convertible note and warrant purchase agreement and that purchases at least 5,000,000 shares in the equity financing, (iii) provides a per share liquidation preference that is senior to the liquidation preferences of all other outstanding equity securities and is not less than one times the price of the qualified equity financing and (iv) has the principal purpose of raising capital, then the outstanding principal amount and all accrued interest under the convertible note and warrant purchase agreement shall automatically convert into shares of the qualified equity financing at the same price per share and on the same terms.
In the event the Company sells shares of equity securities prior to the repayment in full of all amounts owing under the convertible note and warrant purchase agreement in a non-qualified equity financing that does not fulfill the requirements (i) through (iv) as defined above, a voluntary election may be made to convert the outstanding principal amount and all accrued interest under the convertible note and warrant purchase agreement into shares of the non-qualified equity financing at the same price per share and on the same terms. Automatic conversion will also occur upon election by a 60% majority interest.
Pursuant to the terms of the convertible note and warrant purchase agreement, the holders of the convertible promissory notes received a warrant to purchase shares of common stock or preferred stock. The number of shares issuable equaled 15% of the original principal amount of the notes divided by the exercise price. The exercise price per share of the warrants shall be determined based upon the occurrence of certain events: (i) a qualified equity financing occurring on or before the maturity date, (ii) a non-qualified equity financing and simultaneous optional conversion. If these events do not occur on or before the expiration date, which is five years after issuance, the warrants are exercisable for Series E preferred stock at a per share price of $3.34 (Note 12).
In connection with the convertible note offering, the Company received cash of approximately $10,326 in June 2009 and $5,700 in July 2009.
As of December 31, 2009, the Company’s gross outstanding principal balance under the convertible note and warrant purchase agreement was $16,005 (net of unamortized debt discount of $21) and accrued interest was $840.
As of September 30, 2010 the Company’s gross outstanding principal balance under the convertible note and warrant purchase agreement was $16,026 (unaudited) and accrued interest was $2,039 (unaudited).
Also in June 2010, the Company entered into a second convertible note and warrant purchase agreement that provides for the issuance of convertible promissory notes with an aggregate principal amount of up to $2,200, with certain holders of the Company’s redeemable convertible preferred stock. The convertible promissory notes bear interest at a rate of 10% per annum. The principal and the accrued interest thereon shall be repaid upon the earlier of June 2011 or extended or converted in accordance with the terms of the agreement.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The conversion features of the June 2010 convertible note and warrant purchase agreement are similar to the conversion features of the June 2009 convertible note and warrant purchase agreement.
Pursuant to the terms of the June 2010 convertible note and warrant purchase agreement, the holders of the convertible promissory notes received a warrant to purchase shares of common stock or preferred stock. The number of shares issuable shall equal 15% of the original principal amount of the notes divided by the exercise price. The exercise price per share of the warrants shall be determined based upon the occurrence of certain events as prescribed in the agreement. If these events do not occur on or before the expiration date, which is five years after issuance, the warrants are exercisable for Series E preferred stock at a per share price of $3.34 (Note 12).
In connection with the June 2010 convertible note offering, the Company received cash of approximately $449 in June 2010, $521 in July 2010, and $971 in August 2010.
As of September 30, 2010 the Company’s gross outstanding principal balance under the June 2010 convertible note and warrant purchase agreement was $1,941 (unaudited) and accrued interest was $36 (unaudited).
8.	Commitments and Contingencies
Leases
The Company leases its facility and certain office equipment under a noncancelable operating lease which expires in January and February 2013, respectively. Aggregate future minimum lease payments under the noncancelable operating leases as of December 31, 2009 are as follows:

Operating
Leases

2010	$864
2011	889
2012	913
2013	81

Total minimum lease payments	$2,747

The Company records facility rent expense on a straight-line basis. As of December 31, 2008, 2009 and September 30, 2010, deferred rent of approximately $432, $364 and $295 (unaudited), respectively, had been recorded. Through December 31, 2009, the landlord provided incentives of $410 to the Company in the form of leasehold improvements. These amounts have been reflected as deferred rent and are being amortized as a reduction to rent expense over the term of the Company’s operating lease. The Company recognized rent expense under its operating lease agreements for the years ended December 31, 2008, 2009 and for the nine month periods ended September 30, 2009 and 2010 of $918, $778, $584 (unaudited) and $581 (unaudited), respectively.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Indemnification
In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.
In accordance with the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Company has indemnification obligations to its officers and directors for certain events or occurrences, subject to certain limits, while they are serving at the Company’s request in such capacity. There have been no claims to date and the Company has a Director and Officer Insurance Policy that may enable it to recover a portion of any amounts paid for future claims.
Litigation Settlement
On August 13, 2007, the Company entered into a litigation settlement agreement with Hologic. Pursuant to the settlement agreement, the Company received a nonexclusive, irrevocable, perpetual, worldwide license, including the right to sublicense certain Hologic patents, and a noncompete covenant as well as an agreement not to seek further damages with respect to the alleged patent violations. In return the Company was required to pay $1,000 in six equal quarterly installments beginning October 1, 2007 and to pay minimum annual royalty payments of $250 beginning in 2008 through 2016. In addition to the minimum annual royalty payments, the litigation settlement agreement with Hologic also provides for payment of royalties based upon a specified percentage of future net sales on any products that practice the licensed rights. The Company assessed the fair value of the identifiable assets received in conjunction with the Hologic settlement agreement using an income valuation approach and determined that $2,445 represented the fair value of the patent license and noncompete covenant. The estimated fair value of the patent license and noncompete covenant was capitalized and is being amortized over the estimated useful life of ten years and a corresponding amount of liability was recorded within Accrued liabilities and Other liabilities for future payment and for future minimum royalty obligations.
Legal Proceedings
On April 16, 2010, Carl Zeiss Meditec Inc. and Carl Zeiss Surgical GmbH filed suit against the Company in the Federal District Court of Delaware asserting infringement of 4 U.S. Patent Nos. The complaint requests the court to (1) make a declaration, (2) preliminarily and permanently adjoin the Company from infringing the named patents, and (3) order the payment of unspecified damages and attorney’s fees in connection with such patent infringement allegations. The Company intends to vigorously defend the lawsuit and is currently unable to estimate the potential financial impact this action may have on the Company. Since the Company does not believe that a significant adverse result in this litigation is probable, and since the amount of potential damages in the event of an adverse result is not reasonably estimable, no expense has been recorded with respect to the contingent liability associated with this matter (Note 15).

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Contingencies
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.
9.	Common Stock
The Company’s Certificate of Incorporation, as amended and restated, authorizes the Company to issue 55,700,000 shares of $0.001 par value common stock. Common stockholders are entitled to dividends as and when declared by the Board of Directors subject to the prior rights of the preferred stockholders. The holder of each share of common stock is entitled to one vote. As of December 31, 2009 and September 30, 2010 (unaudited), no dividends had been declared.
As discussed in Note 7, in connection with the convertible note and warrant purchase agreement in June 2009, 6,315,944 shares of redeemable convertible preferred shares were converted to common shares.
10.	Redeemable Convertible Preferred Stock
As of December 31, 2008, the Company’s redeemable convertible preferred stock consisted of the following:

		Shares		Preferential
	Shares	Issued and	Carrying	Liquidation
Series	Authorized	Outstanding	Value	Value

A	433,861	433,861	$12,856	$13,016
B	10,166,335	10,166,335	18,170	18,299
B-1	1,388,887	1,388,887	2,957	3,000
C	10,614,598	10,614,598	30,047	30,252
D	10,826,569	10,364,069	31,573	33,165
E	8,000,000	7,485,029	24,849	25,000

	41,430,250	40,452,779	$120,452	$122,732

As of December 31, 2009 and September 30, 2010 (unaudited), the Company’s redeemable convertible preferred stock consisted of the following:

		Shares		Preferential
	Shares	Issued and	Carrying	Liquidation
Series	Authorized	Outstanding	Value	Value

A	433,861	225,791	$6,614	$6,774
B	10,166,335	7,055,854	12,571	12,701
B-1	1,388,887	1,388,097	2,956	2,998
C	10,614,598	8,780,267	24,819	25,024
D	10,826,569	9,505,602	28,826	30,418
E	8,700,000	7,181,224	23,834	23,985

	42,130,250	34,136,835	$99,620	$101,900

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
As discussed in Note 7, all redeemable convertible preferred shares were automatically converted to common shares in June 2009 upon approval by at least 60% of the redeemable convertible preferred shareholders. The common shares were converted back to redeemable convertible preferred shares on a one-for-one basis for shareholders who participated in the convertible note and warrant purchase agreement. The total redeemable convertible preferred shares converted to common shares in connection with the convertible note and warrant purchase was 208,070 Series A shares, 3,110,481 Series B shares, 790 Series B-1 shares, 1,834,331 Series C shares, 858,467 Series D shares, and 303,805 Series E shares.
The rights, preferences and privileges of the Series A, Series B, Series B-1, Series C, Series D, and Series E preferred stock are as follows:
Dividends
The holders of Series E preferred stock are entitled to receive noncumulative dividends at the rate of $0.267 per share per annum when and if declared by the Board of Directors. After payment of the full aforementioned preferential amount to the holders of Series E preferred stock, the holders of shares of Series B, Series B-1, Series C and Series D preferred stock are entitled to receive noncumulative dividends at the rate of $0.144, $0.173, $0.228 and $0.256 per share per annum, respectively when and if declared by the Board of Directors. After payment of the full aforementioned preferential amount to the holders of Series E, Series D, Series C, Series B-1 and Series B, the holders of Series A preferred stock shall be entitled to receive noncumulative dividends in an amount equal to $2.40 per share per annum when and if declared by the Board of Directors. After dividends in the full preferential amounts specified above have been paid or declared and set apart, the holders of shares of Series B, Series B-1, Series C, Series D and Series E preferred stock and common stock are entitled to receive dividends out of the legally available assets of the Company when and if declared by the Board of Directors in proportion to the number of shares of common stock that would have been held by each such holder as if all Series B, Series B-1, Series C, Series D and Series E preferred stock were converted into common stock. Dividends on convertible preferred stock shall be payable in preference to and prior to any payment of any dividend on common stock. No dividend shall be paid on common stock in any year, other than dividends payable solely in common stock, until all dividends for such year have been declared and paid on the preferred stock. As of December 31, 2009 and September 30, 2010 (unaudited), no dividends have been declared.
Liquidation
In the event of any liquidation, dissolution, or winding up of the Company, including a merger, acquisition or sale of assets, the holders of Series E preferred stock are entitled to a per share liquidation preference in the amount of $3.34 plus all declared and unpaid dividends thereon to the date fixed for such distribution before any distribution or payment is made to the holders of Series D, Series C, Series B-1 and Series B preferred stock and to the holders of Series A preferred stock and common stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series E preferred stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series E preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
After setting apart or paying in full the liquidation preference of Series E preferred stock, the holders of Series B, Series B-1, Series C and Series D are entitled to a per share liquidation preference of an amount of $1.80, $2.16, $2.85 and $3.20, respectively, plus all declared and unpaid dividends thereon to the date fixed for such distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series B preferred stock and Series B-1 preferred stock and Series C preferred stock and Series D preferred stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B preferred stock, Series B-1 preferred stock, Series C preferred stock and Series D preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
After setting apart or paying in full the liquidation preference of Series E preferred stock, Series D preferred stock, Series C preferred stock, Series B-1 preferred stock and Series B preferred stock, the holders of Series A preferred stock are entitled to a per share amount equal to the lesser of $30.00, as adjusted for any stock dividends, combination or splits with respect to such shares, plus all declared and unpaid dividends thereon to the date fixed for such distribution and the result of dividing 10% of total liquidation value of the Company or the proceeds from a sale transaction by the number of shares of Series A preferred stock then outstanding. If upon occurrence of such event, the assets and funds thus distributed among the holders of Series A preferred stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
After payment of the Series E, Series D, Series C, Series B-1, Series B and the Series A liquidation preference, if assets remain in the Corporation, all such assets and funds will be distributed ratably among the holders of common stock, Series B, Series B-1, Series C, Series D and Series E preferred stock, with the shares of Series B, Series B-1, Series C, Series D and Series E preferred stock being treated for this purpose as if they had been converted into shares of common stock.
The aggregate distributions made pursuant to one or more of the conditions listed above with respect to any share of Series B, Series B-1, Series C, Series D and Series E preferred stock shall not exceed an amount equal to one and one-half times the Series B, Series B-1, Series C, Series D and Series E liquidation preferences, respectively, plus any declared but unpaid dividends.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Conversion
Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time of conversion. The initial per share conversion price of shares of Series A, Series B, Series B-1, Series C, Series D and Series E preferred stock is $1.80, $1.80, $2.16, $2.85, $3.20 and $3.34, respectively, and is subject to adjustment in accordance with conversion provisions contained in the Company’s Certificate of Incorporation. Conversion is automatic immediately upon a) receipt of a written request from the holders of at least 60% of the preferred stock then outstanding or b) the closing of a firm commitment underwritten public offering in which (i) the public offering results in an aggregate offering price of not less than $30,000 and a public offering price of not less than $10.02 per share, (ii) the public offering results in an aggregate offering price of not less than $30,000 and a public offering price of $3.34 per share or greater but less than $10.02 per share if the consent of holders of not less than a majority of the then outstanding shares of convertible preferred stock agree to such conversion, or (iii) the public offering results in an aggregate offering price of less than $30,000 at a public offering price of $3.34 per share or greater, or at a public offering price of less than $3.34 per share that results in an aggregate offering of not less than $30,000 if the consent of the holders of at least two-thirds of the then outstanding shares of Series E preferred stock and the consent of holders of not less than a majority of the then outstanding shares of convertible preferred stock agree to such conversion.
Deemed Liquidation
A merger, reorganization or sale of all or substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction shall be deemed to be a liquidation, dissolution, or winding up, subject to certain exceptions.
Voting Rights
The holders of Series A, Series B, Series B-1, Series C, Series D and Series E preferred stock have voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with common stock.
11.	Stock Option Plan
In September 2000, the Company authorized the 2000 Stock Plan (the “2000 Plan”) under which the Board of Directors may issue incentive stock options and nonqualified stock options. As of December 31, 2009, the Company has reserved 8,300,000 shares of stock for issuance under the 2000 Plan. Options are to be granted at an exercise price not less than fair market value for incentive options or 85% of fair market value for nonqualified stock options. For employees holding more than 10% of the voting rights of all classes of stock, the exercise prices for incentive and nonqualified stock options will not be less than 110% of fair market value. The options are generally exercisable over four years and may be subject to repurchase. The vesting provisions of individual options may vary but will provide for vesting of at least 25% per year.
The 2000 Plan provides that the term shall be no more than ten years from the date of the grant. Upon termination of employment, all unvested options are canceled and returned to the 2000 Plan.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Activity under the 2000 Plan is set forth below:

		Options Outstanding
				Weighted
				Average
			Weighted	Remaining
	Shares		Average	Contractual	Aggregate
	Available	Number of	Exercise	Life	Intrinsic
	for Grant	Options	Price	(In Years)	Value

Balances at January 1, 2008	1,249,277	5,270,681	0.41
Additional shares reserved	500,000	—	—
Options granted	(2,171,491)	2,171,491	0.88
Options exercised	—	(435,419)	0.27
Options cancelled	1,485,756	(1,485,756)	0.42

Balances at December 31, 2008	1,063,542	5,520,997	$0.60	8.15	$124
Additional shares reserved	—	—	—
Options granted	(437,167)	437,167	0.05
Options exercised	—	(74,121)	0.29
Options cancelled	2,330,770	(2,330,770)	0.67

Balances at December 31, 2009	2,957,145	3,553,273	$0.49	7.57	$—
Additional shares reserved (unaudited)	—	—	—
Options granted (unaudited)	(100,000)	100,000	0.05
Options exercised (unaudited)	—	(24,248)	0.26
Options cancelled (unaudited)	456,393	(456,393)	0.53

Balances at September 30, 2010 (unaudited)	3,313,538	3,172,632	$0.48	6.78	$—

Vested and expected to vest, December 31, 2009		3,335,502	$0.50	7.13	$—

Vested and expected to vest, September 30, 2010 (unaudited)		3,060,478	$0.48	6.64	$—
As of December 31, 2008 there were 2,070,805 options vested and exercisable at a weighted-average exercise price of $0.39 per share.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
At December 31, 2009, the stock options outstanding were as follows:

Options Outstanding and Exercisable				Options Vested and Exercisable
at December 31, 2009				at December 31, 2009
		Weighted			Weighted
		Average			Average	Weighted
		Remaining	Aggregate		Remaining	Average	Aggregate
	Number	Contractual	Intrinsic	Number	Contractual	Exercise	Intrinsic
Price	Outstanding	Life (In Years)	Value	Outstanding	Life (In Years)	Price	Value

$0.05	437,167	9.96	$—	5,385	9.96	$0.05	$—
0.18	108,438	3.79	—	108,438	3.79	0.18	—
0.21	399,556	5.07	—	399,556	5.07	0.21	—
0.29	449,499	6.37	—	411,956	6.33	0.29	—
0.49	710,986	7.30	—	480,058	7.30	0.49	—
0.54	469,544	7.59	—	292,956	7.42	0.54	—
0.88	960,991	8.82	—	435,151	8.82	0.88	—
3.00	17,092	1.07	—	17,092	1.07	3.00	—

	3,553,273	7.57	$—	2,150,592	6.81	$0.49	$—

At September 30, 2010, the stock options outstanding were as follows:

Options Outstanding and Exercisable				Options Vested and Exercisable
at September 30, 2010				at September 30, 2010
(unaudited)				(unaudited)
		Weighted			Weighted
		Average			Average	Weighted
		Remaining	Aggregate		Remaining	Average	Aggregate
	Number	Contractual	Intrinsic	Number	Contractual	Exercise	Intrinsic
Price	Outstanding	Life (In Years)	Value	Outstanding	Life (In Years)	Price	Value

$0.05	400,917	9.29	$—	93,539	9.01	$0.05	$—
0.18	102,438	3.05	—	102,438	3.05	0.18	—
0.21	399,556	4.33	—	399,556	4.33	0.21	—
0.29	413,899	5.60	—	412,961	5.60	0.29	—
0.49	705,561	6.48	—	605,712	6.47	0.49	—
0.54	329,294	7.09	—	260,487	7.09	0.54	—
0.88	810,157	8.06	—	516,373	8.04	0.88	—
3.00	10,810	.51	—	10,810	.51	3.00	—

	3,172,632	6.78	$—	2,401,876	6.29	$0.48	$—

Nonemployee Stock-Based Compensation
Stock-based compensation expense related to stock options granted to nonemployees is recognized as the stock options are earned. The Company believes that the estimated fair value of the stock options is more readily measurable than the fair value of the services rendered. The fair value of the stock options granted to nonemployees is calculated at each reporting date using the Black-Scholes option pricing model using the following weighted-average assumptions:

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Risk-free interest rate	2.25%	3.85%	3.22%
Remaining contractual life (in years)	8.6	7.8	7.1
Dividend yield	0%	0%	0%
Expected volatility	61.3%	59.6%	57.3%

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The values attributable to these options are amortized over the service period on a graded vesting method. The stock-based compensation expense will fluctuate as the estimated fair value of the common stock fluctuates. In connection with the grant of stock options to nonemployees, the Company recorded stock compensation expense of $53, $2, $2 (unaudited) and $1 (unaudited) for the years ended December 31, 2008, 2009 and for the nine month periods ended September 30, 2009 and 2010, respectively.
Stock-Based Compensation
The Company accounts for equity instruments issued to employees by recognizing compensation expense using a fair-value based method for costs related to all share-based payments including stock options. An option-pricing model is used to estimate the fair value of share-based payment awards on the date of grant.
All options granted were intended to be exercisable at a price per share not less than the fair market value of the shares of the Company’s stock underlying these options of their respective dates of grant. The Board of Directors of the Company determined these fair values in good faith based on the best information available to the Board of Directors of the Company and the Company’s management at the time of grant.
The Company estimated the fair value of stock options using the Black-Scholes option valuation model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service period of the awards. The weighted-average estimated fair value of the employee stock options granted during the years ended December 31, 2008, 2009 and for the nine month period ended September 30, 2010 was $0.39, $0.02 and $0.02 (unaudited) per share, respectively. No options were granted during the nine months ended September 30, 2009 (unaudited).
The fair value of employee stock options was estimated using the following weighted-average assumptions for presented periods as follows:

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Risk-free interest rate	2.90%	2.14%	1.78%
Expected life (in years)	5.0	4.5	4.7
Expected dividends	0%	0%	0%
Expected volatility	46.3%	50.6%	49.9%
Expected Term. Under the Company’s Plan, the expected term of options granted is determined using the average period the stock options are expected to remain outstanding and is based on the options vesting term, contractual terms and historical exercise and vesting information used to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.
Expected Volatility. Since the Company is a private entity with no historical data regarding the volatility of its common stock, the expected volatility used for 2008, 2009 and for the nine month periods ended September 30, 2009 and 2010 is based upon the historical volatility of comparable public entities. In evaluating comparable companies, the Company considered factors such as industry, stage of life cycle, size and duration as a public company.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Risk-Free Interest Rate. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options.
Dividend Yield. The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, and therefore, used an expected dividend yield of zero in the valuation model.
Forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience.
Stock Price. Since inception the Board of Directors granted stock options with an exercise price equal to the then estimated fair value of Company’s common stock on the date of grant. In the absence of a public trading market for the Company’s common stock, the Board of Directors set the fair value of the Company’s common stock, based on its reasonable determination after considering the information available at the time of the grant.
The total fair value of options that vested during the years ended December 31, 2008 and 2009 was $183 and $84, respectively. The total intrinsic value of options exercised in 2008 was $265. There was no intrinsic value for options exercised in 2009 or for the nine month period ended September 30, 2010 (unaudited).
As of December 31, 2009 there was $495 of total unrecognized compensation costs, net of estimated forfeitures, related to nonvested stock option awards granted after January 1, 2006 that will be recognized on a straight-line basis over the weighted-average period of 2.41 years.
As of September 30, 2010 there was $270 (unaudited) of total unrecognized compensation costs, net of estimated forfeitures, related to nonvested stock option awards granted after January 1, 2006 that will be recognized on a straight-line basis over the weighted-average period of 1.97 years (unaudited).
Total Stock-Based Compensation
Total stock-based compensation expense was recognized as follows:

	Year Ended		Nine Months Ended
	December 31,		September 30,
	2008	2009	2009	2010
			(unaudited)

Employees	$212	$241	$210	$118
Nonemployees	53	2	2	1

Total stock-based compensation	$265	$243	$212	$119

No income tax benefit has been recognized relating to stock-based compensation expense and no tax benefits have been realized from exercised stock options. The recording of stock-based compensation expense did not have an impact on cash flows from financing activities during the years ended December 31, 2008, 2009 or for the nine month periods ended September 30, 2009 and 2010 (unaudited).

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
12.	Redeemable Convertible Preferred Stock Warrants
The Company accounts for redeemable convertible preferred stock warrants as freestanding warrants that are related to the Company’s convertible preferred stock and are liabilities that should be recorded at fair value. The preferred stock warrants are subject to re-measurement at each balance sheet date and any change in fair value is recognized as a component of Other income (expense), net. The valuation of liabilities at fair value does not apply to obligations under share-based compensation arrangements.
In connection with the issuance of Series D redeemable convertible preferred stock in March 2007, the Company issued a warrant to purchase 115,625 shares of Series D redeemable convertible preferred stock. The warrants have an exercise price of $3.20 per share and expire in 2014. The fair value of the warrants was estimated at an aggregate of $221 using the Black-Scholes valuation model with the following assumptions: expected volatility of 54.0%, risk-free interest rate of 4.51%, expected life of seven years and no dividends. The fair value of the warrants was accounted for as an issuance cost and debited to preferred stock and credited to preferred stock warrant liability.
In connection with the loan and security agreement in May 2008, the Company issued warrants to purchase 174,999 shares of Series D redeemable convertible preferred stock at an exercise price of $3.20 per share which expire in May 2018. The fair value of the warrants was estimated at an aggregate of $410 using the Black-Scholes valuation model with the following assumptions: expected volatility of 61.6%, risk-free interest rate of 4.03%, expected life of ten years and no dividends. The fair value of the warrants was recorded as a liability and debt issuance costs and is being amortized to interest expense over the loan term.
In connection with the drawdown under the loan and security agreement in May 2008, the Company issued warrants to purchase 62,499 shares of Series D redeemable convertible preferred stock. The warrants have an exercise price of $3.20 per share and expire in May 2018. The fair value of the warrants was estimated at an aggregate of $147 using the Black-Scholes valuation model with the following assumptions: expected volatility of 61.6%, risk-free interest rates of 4.03%, expected life of ten years and no dividends. The fair value of the warrants was recorded as a discount to the loan and is being amortized to interest expense over the loan term.
In connection with the drawdown under the loan and security agreement in September 2008, the Company issued warrants to purchase 31,251 shares of Series D redeemable convertible preferred stock. The warrants have an exercise price of $3.20 per share and expire in May 2018. The fair value of the warrants was estimated at an aggregate of $46 using the Black-Scholes valuation model with the following assumptions: expected volatility of 59.5%, risk-free interest rates of 3.85%, expected life of ten years and no dividends. The fair value of the warrants was recorded as a discount to the loan and is being amortized to interest expense over the loan term.
In connection with the drawdown under the loan and security agreement in January 2009, the Company issued warrants to purchase 15,624 shares of Series D redeemable convertible preferred stock. The warrants have an exercise price of $3.20 per share and expire in May 2018. The fair value of the warrants was estimated at an aggregate of $6 using the Black-Scholes valuation model with the following assumptions: expected volatility of 61.4%, risk-free interest rates of 2.72%, expected life of nine years and no dividends. The fair value of the warrants was recorded as a discount to the loan and is being amortized to interest expense over the loan term.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
In connection with the drawdown under the loan and security agreement in February 2009, the Company issued warrants to purchase 15,627 shares of Series D redeemable convertible preferred stock. The warrants have an exercise price of $3.20 per share and expire in May 2018. The fair value of the warrants was estimated at an aggregate of $6 using the Black-Scholes valuation model with the following assumptions: expected volatility of 61.8%, risk-free interest rates of 2.94%, expected life of nine years and no dividends. The fair value of the warrants was recorded as a discount to the loan and is being amortized to interest expense over the loan term.
In connection with the convertible note and warrant purchase agreement in June 2009, the Company issued warrants to purchase 719,748 shares of Series E redeemable convertible preferred stock. The exercise price of the warrants is dependent upon the occurrence of certain events as described in Note 7. The fair value of the warrants have been calculated assuming an exercise price of $3.34 per share and expire in June 2014. The fair value of the warrants was estimated at an aggregate of $45 using the Black-Scholes valuation model with the following assumptions: expected volatility of 49.9%, risk-free interest rates of 2.54%, expected life of five years and no dividends. The fair value of the warrants was recorded as a debt discount and is being amortized to interest expense over the loan term.
In connection with the convertible note and warrant purchase agreement in June 2010, the Company issued warrants to purchase 87,154 shares of Series E redeemable convertible preferred stock. The exercise price of the warrants is dependent upon the occurrence of certain events as described in Note 7. The fair value of the warrants have been calculated assuming an exercise price of $3.34 per share and expire in June 2015. The fair value of the warrants was estimated at an aggregate of $5 using the Black-Scholes valuation model with the following assumptions: expected volatility of 49.5%, risk-free interest rates of 1.56%, expected life of five years and no dividends. The fair value of the warrants was recorded as a debt discount and is being amortized to interest expense over the loan term.
The weighted average Black-Scholes assumptions used to value the warrants issued in connection with the Series D redeemable convertible preferred stock and loan and security agreement and Series E convertible note and warrant purchase agreements were as follows:

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Contractual life (in years)	8.0	5.0	4.8
Expected volatility	57.2%	51.8%	51.6%
Risk-free interest rate	2.00%	2.71%	1.20%
Dividend yield	0%	0%	0%

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
At December 31, 2009 and September 30, 2010, redeemable convertible preferred stock warrants outstanding in connection with the issuance of Series D redeemable convertible preferred stock, warrants outstanding under the loan and security agreement and under the Series E convertible note and warrant purchase agreements were as follows:

				Number of
				Shares
	Convertible			Outstanding	Fair Value	Fair Value
Issuance	Preferred	Expiration	Exercise	Under	at December 31,	at September 30,
Date	Stock	Date	Price	Warrants	2009	2010
						(unaudited)

March 26, 2007	Series D	March 26, 2014	$3.20	115,625	$—	$—
May 16, 2008	Series D	May 16, 2018	3.20	237,498	9	5
September 30, 2008	Series D	May 16, 2018	3.20	31,251	1	1
January 12, 2009	Series D	May 16, 2018	3.20	15,624	1	—
February 27, 2009	Series D	May 16, 2018	3.20	15,627	1	—
June 12, 2009	Series E	June 12, 2014 (Note 7)	3.34	719,748	38	26
June 30, 2010 (unaudited)	Series E	June 30, 2015 (Note 7)	3.34	87,154	—	5

				1,222,527	$50	$37
The maximum number of warrants issuable to purchase shares of Series D redeemable convertible preferred stock under the loan and security agreement is 346,875. For the years ended December 31, 2008, 2009 and for the nine month periods ended September 30, 2009 and 2010, the Company recorded $680, $122, $112 (unaudited) and $18 (unaudited), respectively, for the change in fair value of the convertible preferred stock warrants during those periods. The changes in fair value are recorded within Other income (expense), net in the Company’s statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of (i) the exercise or expiration of the warrants to purchase shares of convertible preferred stock, (ii) the completion of a liquidation event, or (iii) an event resulting in the conversion of the Company’s redeemable convertible preferred stock into common stock, at which time the liability will be reclassified to stockholders’ deficit.
13.	Employee Benefit Plan
In January 2000, the Company adopted a defined contribution retirement plan (the “Plan”), which qualifies under Section 401(k) of the Internal Revenue Code of 1996. The Plan covers essentially all employees. Eligible employees may make voluntary contributions to the Plan up to statutory annual limitations and the Company is allowed to make discretionary contributions. The Company has made no discretionary contributions through December 31, 2009 or September 30, 2010 (unaudited).
14.	Income Taxes
The tax effects of the significant components of the net deferred tax assets are as follows:

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

Net operating loss carryforwards	$41,652	$49,126	$50,237
Research and development credits	2,940	3,114	2,644
Depreciation and other	332	332	2,231

	44,924	52,572	55,112
Less: Valuation allowance	(44,924)	(52,572)	(55,112)

	$—	$—	$—

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The Company has placed a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.
As of December 31, 2009, the Company has net operating loss carryforwards of approximately $126,109 and $107,102 for federal and state tax purposes, respectively. If not utilized, these carryforwards will begin to expire in 2020 and 2011, respectively.
As of December 31, 2009, the Company has research credit carryforwards of approximately $1,829 and $1,947 for federal and state income tax purposes, respectively. If not utilized, the federal carryforward will begin to expire in 2021. The California credit can be carried forward indefinitely.
As of September 30, 2010, the Company has net operating loss carryforwards of approximately $129,248 (unaudited) and $107,861 (unaudited) for federal and state tax purposes, respectively. If not utilized, these carryforwards will begin to expire in 2020 and 2011, respectively.
As of September 30, 2010, the Company has research credit carryforwards of approximately $1,802 (unaudited) and $1,972 (unaudited) for federal and state income tax purposes, respectively. If not utilized, the federal carryforward will begin to expire in 2021. The California credit can be carried forward indefinitely.
The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. If the Company should have an ownership change, as defined, utilization of the carryforwards could be restricted.
On January 1, 2009, the Company adopted the updated provisions of Accounting for Uncertainty in Income Taxes which prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. The cumulative effect of adopting the provisions resulted in no adjustment to retained earnings as of January 1, 2009. No liability related to uncertain tax positions has been recorded on the financial statements. The Company records penalties and interest expense related to income taxes as a component of Other income (expense),net and Interest expense, respectively, as necessary. As of December 31, 2009 and September 30, 2010 (unaudited), no such penalties or interest were incurred.
15.	Subsequent Events
Borrowings
In October 2010, the holders of at least 60% of the redeemable convertible preferred shares elected to a second extension of the maturity date of the June 2009 convertible promissory notes originally expiring in June 2010. The principal and accrued interest thereon shall now be due and payable in March 2011 or extended or converted in accordance with the terms of the agreement.
Also in October 2010, the Company entered into a secured note purchase agreement that provides for the issuance of convertible promissory notes with an aggregate principal amount of up to $2,000, with certain holders of the Company’s redeemable convertible preferred stock. The convertible promissory notes are senior to the June 2009 and June 2010 convertible notes and bear interest at a rate of 10% per annum. The principal and the accrued interest thereon shall be repaid upon the earlier of April 2011 or extended or converted in accordance with the terms of the agreement.

Xoft, Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
In connection with the October 2010 convertible note offering, the Company received cash of approximately $934 in October 2010 and $934 in December 2010.
Legal Proceedings
On October 13, 2010, a Magistrate in the District of Delaware filed a report and recommendation in connection with the Carl Zeiss Meditec Inc. and Carl Zeiss Surgical GmbH lawsuit stating that the Company’s motion to transfer be denied, but the Judge need not follow the recommendation. There is no date for a ruling by the Judge.
Reorganization Plan
In October 2010, the holders of at least a majority of the aggregate principal amount of the October 2010 convertible notes approved a reorganization plan (the “Reorganization Plan”) for the Company. Under the terms of the Reorganization Plan upon a change of control, the October 2010 convertible notes, including all accrued and unpaid interest through the acquisition date, will be converted into a new Series A convertible preferred stock, with senior-most security, a senior liquidation preference equal to the value ascribed to such stock, and pro rata participation rights on an “as converted” to common stock basis. In addition, the June 2009 and June 2010 convertible notes, including all accrued and unpaid interest through the acquisition date, will be converted into a new Series A-1 convertible preferred stock, with junior rights and preferences to the new Series A convertible preferred stock, and pro rata participation rights on an “as converted” to common stock basis. All previously existing redeemable convertible preferred stock will be converted to common stock, with all common stock subject to a 100:1 reverse stock split. The accompanying financial statements have not been retroactively adjusted to reflect the reverse stock split.
Merger with iCAD, Inc.
On December 30, 2010, iCAD, Inc. (“iCAD”) completed its acquisition of the Company. Pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, iCAD acquired 100% of the outstanding stock of the Company in exchange for approximately 8,350,000 shares of iCAD common stock and approximately $1,200 in cash to certain stockholders of the Company, for a total consideration at closing of approximately $12,900, based on the average of the closing sale price of iCAD’s common stock over the thirty trading days immediately preceding the closing date. iCAD also paid certain transaction expenses totaling approximately $1,000. Upon closing, the Company’s stockholders own approximately 15.4% of iCAD’s outstanding common stock. There is an additional earn-out potential for the Company’s stockholders that is tied to cumulative net revenue of the Company’s products over the next three years, payable at the end of that period, in cash or a combination of cash and iCAD common stock, subject to certain conditions.
Immediately prior to the closing of the Company’s Agreement and Plan of Merger with iCAD on December 30, 2010, the Company effected the Reorganization Plan.